                                                                 Exhibit 10.1

WRITTEN SUMMARY OF MR. KARPETSKIY’S ORAL AGREEMENT WITH SUNRISE TOURS, INC.

ALEXANDER KARPETSKIY, the sole officer and director of SUNRISE TOURS, INC. (the "Company") has verbally agreed to loan the Company funds to allow the Company to pay for offering costs, filing fees and professional fees. The loan is unsecured and does not bear interest nor have a maturity date or a repayment provision or other terms and conditions.

/S/ Alexander Karpetskiy

Alexander Karpetskiy